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                                                                    EXHIBIT 21.1

                     SUBSIDIARIES OF SAXTON INCORPORATED1,2

                                                         STATE OF
                            NAME                        ORGANIZATION       BUSINESS NAMES
                            ----                        ------------       --------------
Big Tyme Food Marts, Inc.                                  Nevada

Summit Hills, Inc.                                         Nevada         Perennial Homes

Nevada Housing Opportunities Manager                       Nevada

Nevada Housing Opportunities LLC                           Nevada

Lake Tonopah Limited Liability Company                     Nevada

Tonopah Manager Inc.                                       Nevada

Hillcrest, Inc.                                            Nevada         Perennial Homes

Real Net Commercial Brokerage                              Nevada

Taylor Ranch Apartments Limited Partnership                Nevada

Meadow Mesa Apartments Limited Partnership                 Nevada





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1        Includes only those subsidiaries which will exist after the consummation of the reorganization described in the section of the Company's prospectus, included in its Form S-1 Registration Statement No. 333-23927, entitled "The Reorganization."

2 Saxton Incorporated uses the following business names in addition to those used by its subsidiaries: Saratoga Land and Development Compnay and Walden Building Services.